EXHIBIT 99

FOR IMMEDIATE RELEASE

                            FOR INFORMATION CONTACT:

                            Investors:            Media:
                            Karen Vahouny         David Kitchen
                            The Poretz Group      Director, Public Relations
                            karen@poretz.com      dkitchen@gigaweb.com
                            1 (703) 506-1778      1 (781) 792-2606

                                                  Giga Information Group
                                                  139 Main Street
                                                  Cambridge, MA  02142
                                                  www.gigaweb.com
                                                  1 (617) 949-4900


                      GIGA INFORMATION GROUP REPORTS FIRST
                            QUARTER FINANCIAL RESULTS

              QUARTERLY NET LOSS PER SHARE CUT FROM $0.36 TO $0.24;
                 COMPANY ACHIEVES RECORD SALES OF $16.8 MILLION

CAMBRIDGE, Mass. (April 26, 2000) -- Giga Information Group (NASDAQ: GIGX) today announced that revenues for the first quarter had increased 41% compared to the same period last year, with a 40% drop in operating losses. The Company's net loss in the first quarter of 2000 was $2.5 million, or $0.24 per share, versus

$3.6 million, or $0.36 per share, in the comparable quarter of last year.


Growth of the Company's e-Business research, advisory and consulting services contributed to the rise in revenues from $11.9 million in the first quarter of

1999 to $16.8 million in the same quarter of 2000. The reduction in operating losses, from $3.5 million to $2.1 million, reflects the growth in revenues, as well as the benefit of previously implemented cost containment initiatives.

Notably, the cost of services dropped from 52% of sales in the first quarter of

1999 to 43% of sales in this year's first quarter.


According to Robert Weiler, chairman and chief executive officer of Giga

Information Group, "Both our top and bottom line performance came in ahead of plan, and we believe we're in an excellent position to hit our goal of operating profitability by the fourth quarter of this year."

He adds, "Our goal remains to grow our new ePractices(TM) and Web Site

ScoreCard(TM) services, maximize our relationship with Wit Capital, and expand the depth and breadth of our e-Business research and advisory services. At the same time, we plan to accelerate our presence in non-U.S. markets, such as Latin

America and the Asia-Pacific regions."


The Company plans to hold an investor conference call at 10 a.m. Eastern

Daylight Time on Thursday, April 27, 2000, to discuss the first quarter performance. The investor call will be accessible via webcast at www.vcall.com;

click on Giga under "Today's VCalls." The call will be archived for 90 days.


FIRST QUARTER HIGHLIGHTS

o Signing a two-year agreement with Wit Capital in which Giga will provide its e-Business and technology research and analysis to supplement Wit's financial research.

o Announcing a strategic web-based content agreement with DeepCanyon, the first of several alliances targeted for fiscal 2000. Under this agreement, DeepCanyon will make select Giga research available for sale through its web offering.

o Going live with GigaWeb(R)3.0, the next generation of the Company's on-line community for e-Business research and analysis.

o Leveraging agreements with distributors in Argentina and Brazil and hiring an account manager to sell and support Giga's services in Mexico, as part of the Company's expansion efforts in Latin America.

o Achieving a client retention rate of 84% compared to 72% in the same quarter of last year.

The Company also reported that its revenue run rate at March 31, 2000, was $69.2 million versus $52.3 million at the end of the first quarter of 1999,

representing a 32% increase. Giga has defined revenue run rate as its Annualized

Value plus the previous 12 months' revenues from services not included in

Annualized Value, primarily events and Web Site ScoreCard. Annualized Value is the cumulative annualized subscription value of Giga's advisory services and

ePractices contracts in effect at any given point in time.


ABOUT GIGA INFORMATION GROUP

Giga Information Group (NASDAQ: GIGX) provides objective research, advice and continuous coaching on technology for e-Business. Giga's integrated suite of offerings helps clients make strategic decisions about the technologies, people and processes needed to excel in the new digital economy. Emphasizing close interaction between analysts and clients, Giga delivers support with the speed and scope necessary for e-Business.


Giga began providing services in April 1996 and now has a global client base encompassing more than 1,100 organizations and over 120,000 licensed users. Its enterprise clients include companies that use, sell and invest in technology.


Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. The Company's Web site can be accessed at http://www.gigaweb.com.

The Company's logo with the name Giga Information Group is a registered trademark of Giga Information Group, Inc.



                    *****************************************
Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior losses and anticipation of future losses; Giga's need to attract and retain qualified personnel; Giga's dependence on sales and renewals of subscription-based services; Giga's ability to achieve and sustain high renewal rates; Giga's ability to manage and sustain growth; Giga's future capital needs and the risks of working capital deficiency; Giga's dependence on key personnel; competition from other companies including those with greater resources than Giga; the risks associated with the development of new services and products; the potential for significant fluctuations in quarterly operating results; continued market acceptance of and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; the risks associated with international operations and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.
                    *****************************************

GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                                QUARTER ENDED MARCH 31,
        PER SHARE DATA)                                        ------------------------------
                                                                         (UNAUDITED)
                                                                   2000            1999
                                                               -------------  ---------------
REVENUES:
    Research, advisory and consulting                              $ 14,766         $ 10,354
    Other, principally events                                         2,073            1,586
                                                               -------------  ---------------
        Total revenues                                               16,839           11,940
                                                               -------------  ---------------

COSTS AND EXPENSES:
    Cost of services                                                  7,296            6,152
    Sales and marketing                                               7,672            6,570
    Research and development                                            543              254
    General and administrative                                        2,795            2,118
    Depreciation and amortization                                       645              379
                                                               -------------  ---------------
        Total costs and expenses                                     18,951           15,473
                                                               -------------  ---------------

LOSS FROM OPERATIONS                                                 (2,112)          (3,533)
                                                               -------------  ---------------

INTEREST INCOME                                                         107              254
INTEREST EXPENSE                                                        (23)             (37)
FOREIGN EXCHANGE GAIN/(LOSS)                                           (463)            (244)
                                                               -------------  ---------------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                             (2,491)          (3,560)
INCOME TAX (BENEFIT)/CHARGE                                             (27)              42
                                                               -------------  ---------------

NET LOSS                                                           $ (2,464)        $ (3,602)
                                                               =============  ===============

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

        NET LOSS                                                    $ (0.24)         $ (0.36)
                                                               =============  ===============

WEIGHTED AVERAGE NUMBER OF SHARES                                10,106,752        9,955,957
                                                               =============  ===============


CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                    MARCH 31,                DECEMBER 31,
                                                                           2000                       1999
                                                                    ------------------         ----------------
ASSETS
    Cash, cash equivalents and marketable securities                         $ 8,692                   $ 6,182
    Accounts receivable, net                                                  13,961                    21,199
    Total current assets                                                      34,057                    37,529
    Property and equipment, net                                                5,966                     6,188
    Total assets                                                              40,495                    44,195

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Deferred revenues                                                       $ 38,311                  $ 37,817
    Debt, current portion                                                        404                       527
    Total current liabilities                                                 47,773                    50,012
    Total liabilities                                                         48,232                    50,581
    Total stockholders' equity (deficit)                                      (7,737)                   (6,386)
    Total liabilities and stockholders' equity (deficit)                      40,495                    44,195

COMMON STOCK ISSUED AND OUTSTANDING                                       10,159,236                10,043,401


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